Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is dated as of September 18, 2026 (the “Closing Date”), between Bravo Multinational Incorporated, a Wyoming corporation (the “Company”), and MWP Entertainment Group, LLC, a Nevada limited liability company (the “Investor”).  Capitalized terms used herein shall have the respective meanings set forth in Section 1.1.

WHEREAS, the Company has authorized, but not issued, an unlimited number of shares of Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), with each share of Preferred Stock having the right to receive dividends equal to, a number of votes with respect to all matters submitted to a vote of holders of Common Stock (with the Preferred Stock and Common Stock voting as a single class) equal to, and the right to convert into, 100 shares of Common Stock;

WHEREAS, at the Closing, in exchange for the Company’s issuance of the Shares, (a) the Investor will invest $400,000 in cash (the “Cash Investment Amount”), (b) the Investor will forgive the Loan, and (c) the Investor will grant to the Company a perpetual, worldwide, fully paid-up and royalty free license of certain exploitation rights and streaming platform technology, in accordance with the Content License Agreement and Software License Agreement in the form attached hereto as Exhibit A (the “Content License Agreement” and the “Software License Agreement”, respectively, and collectively, the “Licenses”) valued at $2,500,000 (representing a discounted value of the Licenses);

WHEREAS, at the Closing, the Company will grant an option to Investor to purchase additional shares of Common Stock, pursuant to the Option Agreement substantially in the form attached hereto as Exhibit B (the “Option Agreement”); and

WHEREAS, prior to the execution of this Agreement, the Company adopted a Shareholders Rights Plan in the form attached hereto as Exhibit C (the “Shareholders Rights Plan”);

NOW, THEREFORE, IN CONSIDERATION of the foregoing premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I. DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.3.

“Action” shall have the meaning ascribed to such term in Section 3.1(n).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Board of Directors” means the board of directors of the Company.

“Board Reconstitution” means the reconstitution of the Board of Directors, such that the Board of Directors is comprised of the individuals set forth on Schedule I hereto.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Cash Investment Amount” shall have the meaning ascribed to such term in the recitals.

“Closing Date” shall have the meaning ascribed to such term in the preamble.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Common Stock Price” means $0.0195, representing the volume-weighted average price for the Common Stock on the principal Trading Market during the ten trading days beginning at 9:30:00 a.m., New York time, on September 3, 2026 and ended at 4:00:00 p.m., New York time, on September 17, 2026, as reported by Bloomberg through its “VWAP” function.

“Company” shall have the meaning ascribed to such term in the preamble.

“Company Counsel” means Jones & Haley, P.C.

“Consideration” means $3,161,000, consisting of (a) the Licenses, having a discounted agreed value of $2,500,000, (b) the Cash Investment Amount, and (c) the forgiveness of the Loan in the aggregate amount of $261,000.

“Content License Agreement” shall have the meaning ascribed to such term in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” shall have the meaning ascribed to such term in Section 3.1(l).

“Fundamental Representations” means the representations set forth in Sections 3.1(a)-(h), 3.1(j), 3.1(k), 3.1(o), 3.1(q), 3.1(r) and 3.2(a).

“Intellectual Property” means all intellectual property or proprietary rights of any kind, type or nature, arising anywhere in the world, including the following, whether registered or unregistered: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) inventions, whether patentable or not, and all patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals and extensions; (c) trade secrets, know-how, methodology, models, algorithms, formulae, systems, processes, methods, data, databases, customer and vendor lists and other proprietary and confidential information; (d) computer software, including source code and object code, firmware, operating systems, user interfaces, application programming interfaces, virtualization environments, algorithms, subroutines, APIs, tools, platforms, plug-ins, modules, apps, databases, metadata and data, templates and formulas, libraries, and specifications; (e) copyrights and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing and all moral rights in the foregoing; and (f) domain names.

“Investor” shall have the meaning ascribed to such term in the preamble.

“Investor Party” shall have the meaning ascribed to such term in Section 4.4.

“Knowledge” of the Company means the actual knowledge, without duty of inquiry, of the Chief Executive Officer and Chief Financial Officer of the Company.

“Licenses” shall have the meaning ascribed to such term in the recitals.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Loan” means the loan, in the aggregate amount of $261,000, made by Investor to the Company, or as payments to third parties on behalf of the Company, in several installments to fund certain expenses and liabilities of the Company, including $100,000 of the amount payable by the Company pursuant to Section 5.1.

“Option Agreement” shall have the meaning ascribed to such term in the recitals.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning ascribed to such term in the recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Sanctions” means any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council or any other relevant governmental authority.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means 1,621,026 shares of Preferred Stock, which number of shares of Preferred Stock equals (a) the Consideration, divided by the Common Stock Price, divided by (b) 100.

“Software License Agreement” shall have the meaning ascribed to such term in the recitals.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the OTC Markets (including OTC Pink, OTCQB and OTCQX) (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Licenses, the Option Agreement, the Shareholders Rights Plan, all exhibits and schedules thereto and hereto and any other documents, instruments or agreements executed or delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

ARTICLE II. PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrently with the execution and delivery of this Agreement by the parties hereto, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares. The Company shall deliver to the Investor the Shares, and the Company and the Investor shall deliver the other items set forth in Section 2.2 that are deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in this Agreement, the Closing shall take place remotely via the exchange of final documents and signature pages on the date of this Agreement, simultaneously with the execution and delivery of this Agreement.

2.2 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i) this Agreement duly executed by the Company;

(ii) a secretary’s certificate of the Company in a form reasonably acceptable to the Investor;

(iii) a certificate evidencing the Shares, registered in the name of the Investor, or, at the election of the Investor, evidence of the issuance of the Shares hereunder as held in book-entry form and registered in the name of the Investor, which evidence shall be reasonably satisfactory to the Investor;

(iv) evidence reasonably satisfactory to the Investor that the Board Reconstitution has occurred;

(v) the Content License Agreement duly executed by the Company;

(vi) the Software License Agreement duly executed by the Company; and

(vii) the Option Agreement duly executed by the Company.

(b) On the Closing Date, the Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Investor;

(ii) the Content License Agreement duly executed by the Investor;

(iii) the Software License Agreement duly executed by the Investor;

(iv) the Option Agreement duly executed by the Investor; and

(v) evidence that the Loan has been forgiven or otherwise cancelled.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a) No Subsidiaries. The Company does not have any Subsidiaries and does not own, directly or indirectly, any equity interest in, or any security of, or any other investment in, any other Person.

(b) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its articles of incorporation, bylaws or other organizational documents.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) Company Status.  Other than as disclosed in the SEC Reports, the Company has no operations and conducts no business other than activities incident to its organization, the maintenance of its existence and the negotiation and consummation of the transactions contemplated by the Transaction Documents.

(e) No Undisclosed Material Assets. Other than as disclosed in the SEC Reports, except the rights of the Company under this Agreement and the other Transaction Documents, and immaterial assets incident to the Company’s organization and maintenance of its corporate existence, the Company has no assets, whether tangible or intangible.

(f) No Undisclosed Liabilities. Other than as disclosed in the SEC Reports, the Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (i) the Loan to be forgiven by the Investor hereunder, (ii) liabilities reflected or reserved against in the Financial Statements, and (iii) liabilities incurred in the ordinary course since the date of the Financial Statements that are not, individually or in the aggregate, material.

(g) No Undisclosed Operations. Other than as disclosed in the SEC Reports, the Company does not have any employees, does not own or lease any real property, does not own any material personal property and does not have any material contracts or obligations other than this Agreement and the other Transaction Documents. The Company has provided the Investor with true, correct and complete copies of all contracts and agreements to which the Company is a party or by which it is bound.

(h) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(i) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

(j) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws. The Company has reserved from its authorized but unissued shares of Preferred Stock a number of shares sufficient to issue all of the Shares.

(k) Capitalization. The authorized capitalization of the Company is as set forth in the SEC Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the issuance and sale of the Shares, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or Preferred Stock of the Company. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock, Preferred Stock or other securities to any Person (other than the Investor). No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(l) SEC Reports; Financial Statements. The Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(m) Absence of Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or would reasonably be expected to have a material adverse effect on the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) the Company has not issued any equity securities to any officer, director or Affiliate.

(n) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (collectively, an “Action”). Neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There are no outstanding judgments, decrees, injunctions or orders of any court, governmental agency or arbitration tribunal against or affecting the Company.

(o) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(p) Trading Market Compliance. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(q) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the issuance of the Shares, will not be, or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar antitakeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of the State of Wyoming that is or would become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance and sale of the Shares and the Investor’s ownership of the Shares.

(s) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(t) Solvency. The Company has no Knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(u) Tax Status. The Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares under this Agreement by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(w) Sanctions Compliance. Neither the Company nor any of its directors or officers, nor, to the Knowledge of the Company, any agent or employee of the Company, is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk and Luhansk regions of Ukraine). The Company will not, directly or indirectly, use the proceeds of the transactions contemplated by the Transaction Documents, or lend, contribute or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is the subject of any Sanctions or in any country or territory that is the subject of comprehensive Sanctions.

(x) Loan.  The Company hereby acknowledges that the Loan was previously made by the Investor in several installments to fund certain expenses and liabilities of the Company, and that the Loan is a legally valid and binding obligation and liability of the Company owed to the Investor.

(y) Non-Infringement.  Except as would not reasonably be expected to have a material adverse effect on the Company, to the Knowledge of the Company, (i) as of the date hereof, no Person is infringing, diluting, misappropriating, or otherwise violating any Intellectual Property owned or purported to be owned by the Company and (ii) the Company and the operation of its business as conducted during the past six years are not infringing, diluting, misappropriating or otherwise violating, and have not during the past six years infringed, diluted, misappropriated or otherwise violated, any Intellectual Property of any other Person. Except as would not reasonably be expected to have a material adverse effect on the Company, in the past six years, the Company has not sent to or received from any other Person any written charge, complaint, claim, demand, notice or other communication alleging interference, infringement, dilution, misappropriation or violation of the Intellectual Property of any Person.

3.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority.  The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor.  Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Experience of the Investor.  The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Shares, and has so evaluated the merits and risks of such Shares.  The Investor is able to bear the economic risk of ownership of the Shares and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES

4.1 Cash Investment Amount.  The Investor shall pay and deliver (or cause to be paid and delivered) to the Company the Cash Investment Amount, by wire transfer of immediately available funds to an account specified by the Company, on or before October 5, 2026; provided, however, that, in the event that such payment is not timely made, unless the Board of Directors authorizes an extension of such deadline, 205,128 of the Shares shall, automatically and without any further act or deed on the part of any Person, be deemed to have been forfeited by the Investor and no longer issued or outstanding.

4.2 Disclosure; Publicity.  Neither party shall issue any press release nor otherwise make any public statement regarding the transactions contemplated by this Agreement without the prior consent of the other party, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.3 Shareholders Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and the Investor.

4.4 Indemnification of Investor. Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor, and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Investor Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. If any action shall be brought against the Investor Party in respect of which indemnity may be sought pursuant to this Agreement, the Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to the Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be the sole and exclusive remedy available to the Investor Party with respect to the matters covered thereby.

ARTICLE V. MISCELLANEOUS

5.1 Fees and Expenses. The Company shall pay all transaction expenses of the Investor (including, without limitation, the fees and expenses of the Investor’s counsel) exceeding $100,000 at the Closing, it being understood that $100,000 of such expenses have already been paid by the Investor on behalf of the Company.  The Company shall also pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Investor.

5.2 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

(a) If to the Company:

Bravo Multinational Incorporated
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with copies (which shall not constitute notice) to:

Jones & Haley, P.C.

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(b) If to the Investor:

MWP Entertainment Group, LLC
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with copies (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
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5.4 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon the Investor, any holder of Shares and the Company.

5.5 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger).  The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the Investor.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4 and this Section 5.7.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Wyoming, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Wyoming. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Wyoming for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.4, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9 Survival.  The representations and warranties contained herein other than Fundamental Representations shall survive the Closing and the delivery of the Shares for a period of one year from the Closing, and shall thereupon terminate, provided that no such termination shall limit the liability for any claim (and only such claim) asserted prior to such termination.  The Fundamental Representations shall survive indefinitely.

5.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13 Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.14 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 No Other Representations.  Each of the parties hereto hereby acknowledges that (a) there are no representations or warranties by or on behalf of any party hereto or any of its respective Affiliates or any other Person other than those expressly set forth in this Agreement and the other Transaction Documents, (b) no party hereto has relied or will rely in respect of this Agreement or the other Transaction Documents upon any representation or warranty or any document or written or oral information previously made available to, furnished to or discovered by it, other than the representations and warranties expressly set forth in this Agreement and the other Transaction Documents, and (c) the parties’ respective rights and obligations with respect to this Agreement and the other Transaction Documents will be solely as set forth in this Agreement and such other Transaction Documents.

5.16 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.18 WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned parties have duly executed this Share Purchase Agreement as of the date first above written.

BRAVO MULTINATIONAL INCORPORATED

By: /s Grant Cramer

Name:  Grant Cramer

Title:    Authorized Officer

MWP ENTERTAINMENT GROUP, LLC

By: /s/ Michael Williams

Name:  Michael Williams

Title:    Chief Executive Officer

EXHIBIT A

LICENSES

See attached.

EXHIBIT B

OPTION AGREEMENT

See attached.

EXHIBIT C

SHAREHOLDERS RIGHTS PLAN

See attached.

SCHEDULE I

BOARD RECONSTITUTION

Immediately following the Closing, the Board of Directors shall consist of the following directors:

● Michael Williams (Chairman)

● Grant Cramer

● Richard Kaiser

● Jordan Fiksenbaum

● Steven Marshall

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